UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 3, 2022 ( August 1, 2022)

PacWest Bancorp

(Exact name of registrant as specified in its charter)

Delaware	001-36408	33-0885320
(State of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

9701 Wilshire Blvd., Suite 700, Beverly Hills, California 90212

(Address of principal executive offices and zip code)

(310) 887-8500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Common Stock, par value $0.01 per share	PACW	The Nasdaq Stock Market LLC
Depositary Shares, Each Representing a 1/40th Interest in a Share of 7.75% Fixed Rate Reset Non-Cumulative Perpetual Preferred Stock, Series A	PACWP	The Nasdaq Stock Market LLC
(Title of Each Class)	(Trading Symbol)	(Name of Exchange on Which Registered)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

On August 1, 2022, the Board of Directors (the “Board”) of PacWest Bancorp (the “Company”), upon the recommendation of its Compensation, Nominating and Governance Committee (the “CNG Committee”), approved the appointment of Stephanie B. Mudick as a member of the Board. Ms. Mudick also will serve on the Board of Directors of Pacific Western Bank, the Company’s wholly-owned subsidiary (the “Bank”).

The Board has determined that Ms. Mudick qualifies as an “independent director” under the NASDAQ listing rules and the Company’s Corporate Governance Guidelines (the “Guidelines”). Ms. Mudick will be subject to election at the Company’s annual meeting of stockholders to be held in 2023.

The Company anticipates Ms. Mudick will serve on the Risk Committee and the CNG Committee.

Compensatory arrangements for Ms. Mudick will be consistent with the Company’s previously disclosed standard arrangements for non-employee directors. Such arrangements are described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 30, 2022, which descriptions are incorporated herein by reference.

In connection with Ms. Mudick’s appointment to the Board and the Bank’s Board of Directors, each were expanded from eleven (11) directors to twelve (12) directors.

Resignation of Director

As previously disclosed on the Company’s Form 8-K filed on May 13, 2022, in accordance with the Guidelines, following the receipt of a greater number of “against” votes than “for” votes in his election at the Company’s 2022 Annual Meeting of Stockholders (the “2022 Annual Meeting”), Robert A. Stine tendered his resignation to the Board on May 11, 2022, with the resignation’s effectiveness being conditioned on the Board’s acceptance.

The Board, based on the CNG Committee’s recommendation, determined to accept Mr. Stine’s resignation, which will be effective as of December 31, 2022. In considering whether to accept Mr. Stine’s resignation, the CNG Committee and the Board evaluated the best interests of stockholders and the Company and considered all factors they believed relevant, including, without limitation: (a) Mr. Stine’s tenure with the Company, (b) Mr. Stine’s past and expected contributions to the Board, (c) the 2022 Annual Meeting voting results and reasons for those results, and (d) Mr. Stine’s important leadership role in the Company’s critical and ongoing Chief Executive Officer succession planning and transition process (“CEO Transition”). In particular, the CNG Committee and the Board considered that Mr. Stine received 49.8% affirmative votes, falling just short of the majority vote requirement. The CNG Committee and the Board determined that Mr. Stine’s continued service for the remainder of calendar year 2022 is important as the Board and the Company continue to execute on the CEO Transition and respond to stockholder feedback, especially in light of Mr. Stine’s longstanding leadership on the Board. Mindful of stockholder feedback and as part of a larger Board committee refreshment, the Board also determined that Mr. Stine will no longer serve as the Chair of the CNG Committee or as a member of the CNG Committee after the Board’s next regularly scheduled meeting.

Mr. Stine did not participate in CNG Committee or Board deliberations regarding his tendered resignation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACWEST BANCORP

Date: August 3, 2022	By:		/s/ Angela M.W. Kelley
		Name:	Angela M.W. Kelley
		Title:	Executive Vice President, General Counsel and Corporate Secretary